Exhibit 99.5

BENEFICIAL OWNER ELECTION FORM
LEXICON PHARMACEUTICALS, INC.
The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the grant of non-transferable rights (the “Subscription Rights”) to subscribe for and purchase shares of common stock, par value $0.001 (“Common Stock”), of Lexicon Pharmaceuticals, Inc. (the “Company”) pursuant to a subscription rights offering (the “Rights Offering”) as described further in the Company's prospectus supplement dated November 22, 2011 and the accompanying prospectus (the “Prospectus”), the receipt of which is hereby acknowledged.
With respect to any instructions to exercise (or not to exercise) Subscription Rights, the undersigned acknowledges that this form must be completed and returned such that it will be received by you by no later than 5:00 p.m., New York time, on December 22, 2011, the last business day prior to the scheduled expiration date of the Rights Offering.
This will instruct you whether to irrevocably exercise Subscription Rights to purchase shares of Common Stock distributed with respect to the shares of Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the accompanying Instructions as to Use of Lexicon Pharmaceuticals, Inc. Subscription Rights Certificate and Election Form.
CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION

Box 1.	☐	Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock.

Box 2.	☐	Please IRREVOCABLY EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock as set forth below:

	Number of Shares	Per Share Subscription Price	Payment
Basic Subscription Privilege:		$1.13	$
Over-Subscription Privilege:		$1.13	$

Total Payment Required			$

Form of payment:

•	Payment in the following amount is enclosed: $

•	Please deduct payment of $ from my (our) following account maintained by you:

Type of Account:
Account No.:
I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form.

•	Acknowledge receipt of the Prospectus and irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

•	Agree that if I (we) fail to pay for the shares of Common Stock that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or in any other fiduciary or representative capacity, please provide the following information:

Name:
Capacity:
Address:
Telephone Number: